Exhibit No. 99

News Release
Media Line: 410 470-7433
www.constellation.com

Constellation Energy Generation Group	Constellation NewEnergy
Constellation Energy Commodities Group	Baltimore Gas and Electric Company
Constellation Energy Control & Dispatch Group	BGE HOME
Constellation Energy Projects & Services Group	Fellon-McCord & Associates

Media Contacts:	Robert L. Gould
Diana L. Hayden
410 470-7433

Investor Contact:	Kevin Hadlock
410 783-3647
Tonya Cultice
410 783-3383

Constellation Energy Reports Strong Second Quarter 2007 Results

—           Solid earnings growth driven by strong Merchant performance

—           Provides earnings guidance of $1.35 to $1.55 per share for third quarter 2007

—           Reaffirms guidance for 2007 and 2008

BALTIMORE, July 27, 2007 — Constellation Energy (NYSE: CEG) today reported adjusted earnings of 64 cents per share, 19 cents per share higher than the 45 cents of adjusted earnings per share (EPS) earned in the same period last year. The results were in line with management’s guidance range of 55 cents to 75 cents per share. Adjusted earnings exclude the impact of special items, certain economic, non-qualifying hedges and synfuel earnings. In addition, adjusted earnings include a loss of 14 cents per share due to the impact of qualifying hedges that were required to be marked to market in the quarter. These hedge losses are expected to reverse in future periods, with a significant portion reversing during the balance of 2007. On a GAAP basis, the company earned 64 cents per share in the second quarter of 2007, compared to 52 cents per share in the same period last year.

“Our reported earnings were in line with our expectations and our underlying fundamental performance was even stronger,” said Mayo A. Shattuck III, chairman, president and chief executive officer, Constellation Energy.  “Adding back the timing impact of the mark-to-market losses associated with the hedges, our second quarter results would have exceeded the upper end of our guidance range, reflecting continued strong performance from our Merchant business.

“From a strategic standpoint, it is increasingly clear that most of the significant business decisions we face—and many of the greatest opportunities we see in the future—are affected by the probability of greenhouse gas controls.  With the expanded focus on environmental stewardship, we see substantial opportunities to assist our large customer base in achieving its sustainability objectives.  The fact that we have a wide array of businesses and assets — high-quality, low-emitting generation plants, industry-leading, customer-focused competitive supply businesses, and a regulated utility—provides a strong platform for Constellation Energy to offer an expansive set of environmentally friendly energy products to our customers.  While we are excited by these customer opportunities, perhaps the most significant contribution Constellation Energy can make would be to deploy the first standardized fleet of new nuclear power plants in almost three decades.  We took a significant step toward this objective last week with the announcement of our strategic joint venture with EDF,” said Shattuck.

Constellation Energy provided third quarter 2007 guidance of $1.35 to $1.55 per share and reaffirmed earnings guidance of $4.30 to $4.65 per share in 2007 and $5.25 to $5.75 per share for 2008. Looking at 2009, the company expects earnings growth of more than 10 percent over 2008.

The following tables summarize adjusted earnings per share and earnings per share reported in accordance with GAAP for the company’s business segments and provide a reconciliation to total company reported earnings:

	Three Months Ended June 30,
	2007			2006
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
	EPS*	EPS		EPS*	EPS
EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$0.08	$0.08		$0.10	$0.11	(2)
Merchant Energy	0.56	0.56	(1)	0.29	0.32	(3)
Other Nonregulated	—	—		0.02	0.02
Diluted Earnings Per Share from Continuing Operations	0.64	0.64		0.41	0.45

Income from Discontinued Operations Assuming Dilution	—	—		0.11	—
Diluted Earnings Per Share	$0.64	$0.64		$0.52	$0.45

*                    Unaudited.

Prior period amounts reclassified to conform with current period’s presentation.

GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1)             Addition of impairment losses and other costs of $0.07 per share and addition for workforce reduction costs of $0.01 per share. Subtraction of earnings from our synthetic fuel processing facilities of $0.07 per share and subtraction of mark-to-market gains on certain non-qualifying hedges of $0.01 per share.

(2)             Addition of merger-related costs of $0.01 per share.

(3)             Addition of merger-related costs of $0.02 per share and addition of losses from our synthetic fuel processing facilities of $0.01 per share.

	Six Months Ended June 30,
	2007			2006
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
	EPS*	EPS		EPS*	EPS
EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$0.44	$0.44		$0.48	$0.49	(2)
Merchant Energy	1.22	1.17	(1)	0.47	0.55	(3)
Other Nonregulated	0.06	0.06		0.02	0.02
Diluted Earnings Per Share from Continuing Operations	1.72	1.67		0.97	1.06

Income from Discontinued Operations Assuming Dilution	(0.01)	—		0.18	—
Diluted Earnings Per Share	$1.71	$1.67		$1.15	$1.06

*                    Unaudited.

Prior period amounts reclassified to conform with current period’s presentation.

GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1)             Subtraction of earnings from our synthetic fuel processing facilities of $0.17 per share.  Addition of impairment losses and other costs of $0.07 per share, addition of mark-to-market losses on certain non-qualifying hedges of $0.04 per share, and addition for workforce reduction costs of $0.01 per share.

(2)             Addition of merger-related costs of $0.01 per share.

(3)             Addition of mark-to-market losses on certain non-qualifying hedges of $0.05 per share, addition of merger-related costs of $0.03 per share, and addition for workforce reduction costs of $0.01 per share.  Subtraction of earnings from our synthetic fuel processing facilities of $0.01 per share.

Baltimore Gas and Electric

Baltimore Gas and Electric Company (BGE) reported adjusted earnings of 8 cents per share in the second quarter of 2007, down 3 cents per share versus the second quarter of 2006, driven by the loss of nuclear decommissioning revenues due to Senate Bill 1 and other inflationary costs, partially offset by higher electric volumes due to customer growth and a return to more normal weather after a mild second quarter in 2006.

During the quarter, most of BGE’s residential electric customers in Maryland transitioned to market rates.  Earlier this year, the Maryland Public Service Commission (MPSC) approved an opt-in plan for customers to defer the transition to full market rates until January 1, 2008.  Only 4 percent of BGE’s residential electric customers opted into this plan, while the remaining 96 percent moved to full market rates effective June 1, 2007. BGE also completed the securitization for the initial rate stabilization plan approved by the MPSC in 2006.  BGE issued $623 million in rate stabilization bonds that are supported by a non-bypassable charge on customer bills over a 10-year period.

Merchant

On an adjusted basis, the Merchant segment earned 56 cents per share during the second quarter of 2007, compared to management’s guidance range of 50 cents to 70 cents per share and up 24 cents per share from the second quarter last year.

The Merchant segment’s solid year-over-year performance in the second quarter was in line with expectations. The generation fleet delivered a strong performance as it continues to transition to market prices.  Wholesale Competitive Supply increased due to higher backlog realization.  Net interest expense was down due to lower net debt following the sale of the gas-fired generation plants in December 2006.  Second quarter results include losses associated with qualifying hedges that were required to be marked to market.  These hedge losses are expected to reverse in future periods, with a significant portion reversing in the second half of 2007. In addition, Retail Competitive Supply results declined in part due to mark-to-market losses on economic hedges of accrual positions. The loss of competitive transition charge collections in Maryland and other costs also created a negative year-over-year variance.

Other Nonregulated

Constellation Energy’s Other Nonregulated businesses reported adjusted earnings of zero cents per share for the second quarter of 2007, in line with management’s guidance range of zero to 2 cents per share and down 2 cents per share versus 2 cents of adjusted EPS in the second quarter of 2006.

Financial Statements

The June 30, 2007, financial statements and supplemental information are attached.

Adjusted Earnings

Constellation Energy presents adjusted earnings per share (adjusted EPS) in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Adjusted EPS is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations, special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations, the impact of certain economic, non-qualifying hedges and synfuel earnings. The mark-to-market impact of these hedges is significant to reported results, but economically neutral to the company in that offsetting gains or losses on underlying accrual positions will be recognized in the future. Synfuel earnings are excluded due to the potential for oil-price volatility to result in a difficult-to-forecast phase-out of tax credits.

We present adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of items such as workforce reduction costs or gains and losses on the sale of assets, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item or an economic, non-qualifying hedge to be excluded from adjusted earnings). This non-GAAP measure is also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of adjusted EPS. Constellation Energy is unable to reconcile its guidance to GAAP earnings per share because we do not predict the future impact of special items, economic, non-qualifying hedges and synfuel results due to the difficulty of doing so. The impact of special items, economic, non-qualifying hedges and synfuel results could be material to our operating results computed in accordance with GAAP.  We note that such information is not in accordance with GAAP and should not be viewed as a substitute to GAAP information.

SEC Filings

The company plans to file its Form 10-Q for the three months ended June 30, 2007, on or about August 8, 2007.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call July 27, 2007

Constellation Energy will host a conference call at 8:30 a.m. (EDT) on July 27, 2007, to review its second quarter results. To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 8:30 a.m. The international phone number is (773) 681-5899. The conference password is ENERGY. A replay will be available approximately one hour after the end of the call by dialing (800) 695-3640 or (402) 220-0318 (international).

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s Web site (www.constellation.com). A webcast replay, as well as a replay in downloadable MP3 format will also be available on the site shortly after the completion of the call.

Constellation Energy (www.constellation.com), a FORTUNE 200 company with 2006 revenues of $19.3 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 78 generating units located throughout the United States, totaling approximately 8,700 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

Addendum — Amounts Excluded from Adjusted EPS

Impairment Losses and Other Costs - after-tax charge of $(12.2) million, or $(0.07) per share

In October 2006, we acquired certain rights from FPL Group, Inc. relating to a wind development project in Western Maryland. In the second quarter of 2007, we decided not to pursue development of the wind project and recorded a charge of $12.2 million after-tax.

Workforce Reduction Costs - after-tax charge of $(1.5) million, or $(0.01) per share

In June 2007, we approved a restructuring of the workforce at our Nine Mile Point nuclear facility. In connection with this restructuring, 23 employees will be terminated.  During the quarter ended June 30, 2007, we recognized costs of $(1.5) million after-tax related to recording a liability for severance and other benefits under our existing benefit programs.

Non-qualifying Hedges - after-tax gain of $1.4 million, or $0.01 per share

During the second quarter of 2007, we recognized a $1.4 million after-tax gain related to certain non-qualifying hedges of gas transportation rights and gas storage contracts, which are economic hedges that do not meet the criteria or are not designated for cash-flow hedge accounting under FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and thus are required to be marked to market. This mark-to-market gain is essentially a timing difference that is expected to be offset as we realize the related accrual contracts in cash in future periods.

Synfuel Earnings - after-tax income of $12.2 million, or $0.07 per share

Due to the potential for oil price volatility to result in a difficult-to-forecast phase-out of tax credits at our facilities that produce synfuel, we have removed the $12.2 million of income generated during the second quarter of 2007 from our results as follows:

Three Months Ended
June 30, 2007
(In millions)
After-tax loss from operations	$(18.3)
Tax credits before phase-out	42.9
Current period tax credit phase-out	(12.4)
True-up of phase-out from prior periods	—
Net income from synfuel facilities	$12.2

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$4,116.8	$3,738.3	$8,255.0	$7,675.2
Regulated electric revenues	544.3	498.7	1,059.1	1,002.7
Regulated gas revenues	159.1	141.8	561.6	560.1
Total revenues	4,820.2	4,378.8	9,875.7	9,238.0

Expenses
Fuel and purchased energy expenses	3,829.1	3,396.2	7,790.2	7,319.3
Operating expenses	580.4	575.7	1,149.1	1,083.4
Impairment losses and other costs	20.2	—	20.2	—
Merger-related costs	—	7.1	—	9.0
Workforce reduction costs	2.3	—	2.3	2.2
Depreciation, depletion, and amortization	142.8	133.3	275.2	263.5
Accretion of asset retirement obligations	18.2	16.7	35.9	33.2
Taxes other than income taxes	72.8	71.5	146.0	145.1
Total expenses	4,665.8	4,200.5	9,418.9	8,855.7
Income from Operations	154.4	178.3	456.8	382.3
Gain on Sale of Subsidiary Equity — CEP	12.9	—	12.9	—
Other Income	45.2	14.3	87.6	29.1
Fixed Charges
Interest expense	71.1	79.3	151.4	156.3
Interest capitalized and allowance for borrowed funds used during construction	(4.5)	(3.8)	(8.4)	(6.5)
BGE preference stock dividends	3.3	3.3	6.6	6.6
Total fixed charges	69.9	78.8	149.6	156.4
Income from Continuing Operations Before Income Taxes	142.6	113.8	407.7	255.0
Income Tax Expense	26.3	39.8	94.1	79.4
Income from Continuing Operations	116.3	74.0	313.6	175.6
Income (loss) from discontinued operations, net of income taxes of $10.6, $0.8 and $17.7, respectively	—	19.1	(1.6)	31.4
Net Income	$116.3	$93.1	$312.0	$207.0
Earnings Applicable to Common Stock	$116.3	$93.1	$312.0	$207.0

Average Shares of Common Stock Outstanding — Basic	180.3	179.1	180.5	178.8
Average Shares of Common Stock Outstanding — Diluted	182.7	180.7	182.8	180.6

Earnings Per Common Share from Continuing Operations — Basic	$0.65	$0.41	$1.74	$0.98
Income (loss) from discontinued operations — Basic	—	0.11	(0.01)	0.18
Earnings Per Common Share — Basic	$0.65	$0.52	$1.73	$1.16

Earnings Per Common Share from Continuing Operations — Diluted	$0.64	$0.41	$1.72	$0.97
Income (loss) from discontinued operations — Diluted	—	0.11	(0.01)	0.18
Earnings Per Common Share — Diluted	$0.64	$0.52	$1.71	$1.15

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2007	2006
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$1,968.0	$2,289.1
Accounts receivable (net of allowance for uncollectibles of $48.3 and $48.9, respectively)	3,411.5	3,248.3
Fuel stocks	449.2	599.5
Materials and supplies	208.2	200.2
Mark-to-market energy assets	953.5	1,294.8
Risk management assets	189.9	261.7
Unamortized energy contract assets	62.3	35.2
Deferred income taxes	261.8	674.3
Other	483.5	497.0
Total current assets	7,987.9	9,100.1
Investments And Other Assets
Nuclear decommissioning trust funds	1,330.9	1,240.1
Other investments	389.6	308.6
Regulatory assets (net)	627.0	389.0
Goodwill	157.7	157.6
Mark-to-market energy assets	755.8	623.4
Risk management assets	439.1	325.7
Unamortized energy contract assets	185.5	123.6
Other	317.5	311.4
Total investments and other assets	4,203.1	3,479.4
Property, Plant And Equipment
Nonregulated property, plant and equipment	7,924.2	7,587.6
Regulated property, plant and equipment	5,893.4	5,752.9
Nuclear fuel (net of amortization)	329.2	339.9
Accumulated depreciation	(4,620.2)	(4,458.3)
Net property, plant and equipment	9,526.6	9,222.1
Total Assets	$21,717.6	$21,801.6

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$303.4	$878.8
Accounts payable and accrued liabilities	2,278.1	2,137.2
Customer deposits and collateral	494.7	347.2
Mark-to-market energy liabilities	728.6	1,071.7
Risk management liabilities	815.7	1,340.0
Unamortized energy contract liabilities	456.7	378.3
Accrued expenses and other	629.6	969.5
Total current liabilities	5,706.8	7,122.7
Deferred Credits And Other Liabilities
Deferred income taxes	1,359.8	1,435.8
Asset retirement obligations	1,007.8	974.8
Mark-to-market energy liabilities	448.2	392.4
Risk management liabilities	711.7	707.3
Unamortized energy contract liabilities	1,408.5	958.0
Defined benefit obligations	834.3	928.3
Deferred investment tax credits	53.8	57.2
Other	148.2	109.0
Total deferred credits and other liabilities	5,972.3	5,562.8
Long-Term Debt
Long-term debt of nonregulated businesses	2,758.9	3,390.3
Long-term debt of BGE	1,960.9	1,459.0
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(5.3)	(5.9)
Current portion of long-term debt	(303.4)	(878.8)
Total long-term debt	4,668.8	4,222.3
Minority Interests	20.7	94.5
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,723.0	2,738.6
Retained earnings	3,593.2	3,474.3
Accumulated other comprehensive loss	(1,157.2)	(1,603.6)
Total common shareholders’ equity	5,159.0	4,609.3
Total Liabilities And Equity	$21,717.6	$21,801.6

Constellation Energy Group and Subsidiaries

Merchant Energy Operating Statistics (Unaudited)

	Six Months Ended June 30,
				Hydro &
	Nuclear	Coal	Oil	Gas	Other	Total
Generation by Fuel Type (%)
2007	59.8	35.6	0.5	2.1	2.0	100.0
2006*	51.5	30.9	0.2	15.5	1.9	100.0

Thousands of MWH
2007	15,147	9,011	117	531	506	25,312
2006*	14,613	8,782	45	4,406	530	28,376

* Includes generation output from our gas-fired plants until their sale in December 2006

Utility Operating Statistics (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

ELECTRIC
Revenues (In Millions)
Residential	$312.4	$231.1	$611.4	$480.4
Commercial
Excluding Delivery Service Only	142.0	205.2	276.8	405.4
Delivery Service Only	53.1	27.5	103.1	47.6
Industrial
Excluding Delivery Service Only	7.9	13.6	14.6	28.8
Delivery Service Only	7.1	6.4	13.7	12.1
System Sales	522.5	483.8	1,019.6	974.3
Other	21.8	14.9	39.5	28.4
Total	$544.3	$498.7	$1,059.1	$1,002.7
Distribution Volumes (In Thousands) — MWH
Residential	2,926	2,751	6,732	6,211
Commercial
Excluding Delivery Service Only	1,066	1,803	2,120	3,885
Delivery Service Only	2,923	1,961	5,715	3,582
Industrial
Excluding Delivery Service Only	73	141	138	304
Delivery Service Only	791	754	1,540	1,463
Total	7,779	7,410	16,245	15,445
GAS
Revenues (In Millions)
Residential
Excluding Delivery Service Only	$82.9	$69.6	$343.0	$312.8
Delivery Service Only	3.5	4.0	10.9	12.1
Commercial
Excluding Delivery Service Only	26.1	19.4	99.3	98.4
Delivery Service Only	7.5	8.4	22.8	19.6
Industrial
Excluding Delivery Service Only	1.2	0.8	5.2	5.2
Delivery Service Only	4.4	5.3	8.5	9.9
System Sales	125.6	107.5	489.7	458.0
Off-System Sales	34.9	33.6	75.5	100.0
Other	2.3	2.5	4.9	5.8
Total	$162.8	$143.6	$570.1	$563.8
Distribution Volumes (In Thousands) — DTH
Residential
Excluding Delivery Service Only	5,262	4,303	24,907	20,294
Delivery Service Only	571	501	2,761	2,500
Commercial
Excluding Delivery Service Only	2,070	1,668	8,179	7,273
Delivery Service Only	6,366	5,198	17,016	13,857
Industrial
Excluding Delivery Service Only	103	75	446	392
Delivery Service Only	4,237	5,076	8,401	10,813
System Sales	18,609	16,821	61,710	55,129
Off-System Sales	4,227	4,688	8,744	10,653
Total	22,836	21,509	70,454	65,782

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating/Cooling Degree Days (Calendar-Month Basis)

Heating Degree Days — Actual	573	435	3,000	2,561
— Normal	523	525	2,971	2,976
Cooling Degree Days — Actual	251	218	258	223
— Normal	234	236	238	240

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Six Months Ended
	June 30,
	2007	2006

Ratio of Earnings to Fixed Charges	3.41	2.45

Effective Tax Rate	22.7%	30.3%

Equity Investment In Nonregulated Businesses — End of Period	$3,453.4	$2,585.9

Equity Investment In Regulated Business — End of Period	$1,705.6	$1,622.6

Common Stock Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Common Stock Dividends — Per Share
—Declared	$0.4350	$0.3775	$0.8700	$0.7550
—Paid	$0.4350	$0.3775	$0.8125	$0.7125

Market Value Per Share
—High	$95.57	$55.68	$95.57	$60.55
—Low	$82.71	$50.55	$68.78	$50.55
—Close	$87.17	$54.52	$87.17	$54.52

Shares Outstanding—End of Period (In Millions)	180.4	179.4	180.4	179.4

Book Value per Share—End of Period	$28.60	$23.46	$28.60	$23.46